Exhibit 99.1

Investors
Louis Alterman
404-748-7650
678-472-3252
altermanlo@corp.earthlink.com

Media
Michele Sadwick
404-748-7255
404-769-8421
sadwick@corp.earthlink.com

EARTHLINK ANNOUNCES FOURTH QUARTER AND FULL YEAR 2011 RESULTS

ATLANTA — February 16, 2012 — EarthLink, Inc. (NASDAQ: ELNK) today announced financial results for its fourth quarter and full year ended December 31, 2011.

Highlights for the fourth quarter include:

•                  Net income of $4.2 million or $0.04 per share

•                  Adjusted EBITDA (a non-GAAP measure) of $81.6 million

•                  Operating cash flow (a non-GAAP measure) of $50.6 million

•                  Ending cash and marketable securities balance of $241.4 million

“We have made significant progress in EarthLink’s continuing transformation to an enterprise IT services company,” said EarthLink Chairman and Chief Executive Officer Rolla P. Huff.   “During the fourth quarter, we again delivered solid Adjusted EBITDA and operating cash flow, while continuing to execute on our integration plans.  In December, we launched our EarthLink Complete nationwide data, cloud based security, and hosted voice offering.  In 2012 we intend to further expand our IT cloud services. We believe we are on a trajectory to show quarterly sequential growth in our business segment revenues as we exit this year.”

Financial and Operating Results

EarthLink reported revenue of $350.2 million in the fourth quarter and $1.31 billion for the full year 2011, more than doubling from both the fourth quarter of 2010 and the full year 2010 due to the acquisitions of ITC^Deltacom, One Communications and five IT services companies since December 2010.  Business services segment revenue comprised 75% of

EarthLink’s revenue in the fourth quarter of 2011, up from 36% in the year-ago quarter reflecting the company’s acquisitions which are included in the business services segment. EarthLink’s consumer segment continues to perform well, with broadband services comprising 66% of consumer access revenue in the fourth quarter of 2011, as compared to 63% in the year ago quarter. Subscriber churn in the consumer segment was 2.6% for the fourth quarter of 2011, as compared to 2.7% in the third quarter of 2011 and 2.8% in the fourth quarter of 2010.

EarthLink’s selling, general and administrative expenses were $110.6 million or 32% of revenue for the fourth quarter of 2011 and $406.4 million or 31% of revenue for the full year 2011. This compares to expenses of $50.9 million, or 31% of revenue in the fourth quarter of 2010, and $178.4 million, or 29% of revenue for full year 2010.

Profitability and Other Financial Measures

Net income was $4.2 million, or $0.04 per share, in the fourth quarter of 2011 and $34.6 million, or $0.32 per share, for the full year 2011. These compared to net income of $5.3 million, or $0.05 per share, in the fourth quarter of 2010, and $81.5 million, or $0.74 per share, for the full year 2010.

EarthLink generated Adjusted EBITDA (a non-GAAP measure, see definition in “Non-GAAP Measures” below) of $81.6 million in the fourth quarter of 2011 and $330.7 million for the full year 2011. This compares to Adjusted EBITDA of $54.2 million for the fourth quarter 2010 and $219.1 million for the full year 2010.

Balance Sheet and Cash Flow

EarthLink generated operating cash flow (a non-GAAP measure, see definition in “Non-GAAP Measures” below) of $50.6 million during the fourth quarter of 2011 and $228.8 million for the full year 2011, compared to $38.9 million in the fourth quarter of 2010 and $195.1 million in the full year 2010.

As of December 31, 2011, the company reported cash and marketable securities of $241.4 million. Capital expenditures were $31.0 million for the fourth quarter of 2011 and $102.0 million for the full year 2011. During the fourth quarter of 2011, the company redeemed $260.0 million of convertible notes, including $255.8 million of principal and $4.2 million of accrued interest. Additionally, the company made $5.6 million of dividend payments to shareholders in the fourth quarter for a total of $22.9 million of dividend payments to shareholders during the full year 2011. EarthLink repurchased 1.3 million shares of common stock at an average price of $6.31 per share in the fourth quarter, and repurchased a total of 6.3 million shares of common stock at an average price of $7.40 per share for the full year 2011.

Business Outlook

The following statements are forward-looking, and actual results may differ materially.  See comments under “Cautionary Information Regarding Forward-Looking Statements” below.  EarthLink undertakes no obligation to update these statements.

Today EarthLink announced guidance for the full year 2012. Management expects Adjusted EBITDA of $285 million to $295 million; operating cash flow of $150 million to $180 million; capital expenditures of $115 million to $135 million; and net income of $3 million to $10 million for the full year 2012.

Non-GAAP Measures

Adjusted EBITDA is defined as net income before interest expense and other, net, income taxes, depreciation and amortization, stock-based compensation expense, impairment of goodwill and intangible assets, and restructuring and acquisition-related costs.  Operating cash flow is defined as net income before interest expense and other, net, income taxes, depreciation and amortization, stock-based compensation expense, impairment of goodwill and intangible assets, and restructuring and acquisition-related costs, less cash used for purchases of property and equipment.

Adjusted EBITDA and operating cash flow are non-GAAP financial performance measures.  They should not be considered in isolation or as an alternative to measures determined in accordance with U.S. generally accepted accounting principles.  Please refer to the Consolidated Financial Highlights for a reconciliation of these non-GAAP financial performance measures to the most comparable measures reported in accordance with U.S. generally accepted accounting principles and Footnote 3 of the Consolidated Financial Highlights for a discussion of the presentation, comparability and use of such financial performance measures.

Conference Call for Analysts and Investors

Conference Call Details

Thursday, February 16, 2012, at 8:30 a.m. ET  hosted by EarthLink’s Chairman and Chief Executive Officer Rolla P. Huff, President and Chief Operating Officer Joseph M. Wetzel, and Chief Financial Officer Bradley A. Ferguson.

U.S. and Canada Dial-in Number	800-706-0730
International Dial-in Number	706-634-5173

Participants reference the EarthLink call and dial in 10 minutes prior to scheduled start time.

Webcast

A live Webcast of the conference call will be available at: http://ir.earthlink.net/

Presentation

An investor presentation to accompany the conference call and webcast will be available at: http://ir.earthlink.net/

Replay

Replay available from 11:30 a.m. ET on February 16 through midnight on March 1, 2012.

To access the replay, dial toll-free 855-859-2056 and enter confirmation code 47527459.

The Webcast will be archived on the company’s website at: http://ir.earthlink.net/events.cfm

About EarthLink

EarthLink, Inc. (NASDAQ: ELNK) is a leading IT services, network and communications provider to more than 150,000 businesses and over one million consumers nationwide. EarthLink empowers customers with managed IT services including cloud computing, data centers, virtualization, security, applications and support services, in addition to nationwide data and voice IP services. The company operates an extensive network including 28,000 route fiber miles, 90 metro fiber rings and 4 secure data centers providing ubiquitous IP coverage across more than 90% of the country. Founded in 1994, the company’s award-winning reputation for both outstanding service and product innovation is supported by an experienced team of professionals focused on best-in-class customer care.  For more information, visit EarthLink’s website www.earthlink.net.

Cautionary Information Regarding Forward-Looking Statements

This press release includes “forward-looking” statements (rather than historical facts) that are subject to risks and uncertainties that could cause actual results to differ materially from those described. Although we believe that the expectations expressed in these forward-looking statements are reasonable, we cannot promise that our expectations will turn out to be correct. Our actual results could be materially different from and worse than our expectations. With respect to such forward-looking statements, we seek the protections afforded by the Private Securities Litigation Reform Act of 1995. These risks include (1) that we may not be able to execute our strategy to grow our business services revenue, which could adversely impact our results of operations and cash flows; (2) that we may be unsuccessful integrating acquisitions into our business, which could result in operating difficulties, losses and other adverse consequences; (3) that we may be unable to successfully identify, manage and assimilate future acquisitions, which could adversely affect our results of operations; (4) that if we are unable to adapt to changes in technology and customer demands, we may not remain competitive, and our revenues and operating results could suffer; (5) that our failure to achieve operating efficiencies will adversely affect our results of operations; (6) that unfavorable general economic conditions could harm our business; (7) that we face significant competition in the communications and managed IT services industry that could reduce our profitability; (8) that decisions by the Federal Communications Commission relieving incumbent carriers of certain regulatory requirements, and possible further deregulation in the future, may restrict our ability to provide services and may increase the costs we incur to provide these services; (9) that if we are unable to interconnect with AT&T, Verizon and other incumbent carriers on acceptable terms, our ability to offer competitively priced local telephone services will be adversely affected; (10) that our operating performance will suffer if we are not offered competitive rates for the access services we need to provide our long distance services; (11) that we may experience reductions in switched access and reciprocal compensation revenue; (12) that failure to obtain and maintain necessary permits and rights-of-way could interfere with our network infrastructure and operations; (13) that our rights to use the fiber that makes up our network may be affected by the financial health of, or disputes with, our fiber providers; (14) that we have substantial business relationships with several large telecommunications carriers, and some of our customer agreements may not continue due to financial difficulty, acquisitions, non-renewal, or other factors, which could adversely affect our revenue and results of operations; (15) that our commercial and alliance arrangements may not be renewed or may not generate expected benefits, which could adversely affect our results of operations;  (16) that our consumer business is dependent on the availability of third-party network service providers; (17) that we face significant competition in the Internet industry that could reduce our profitability; (18) that the continued decline of our consumer access subscribers, combined with the change in mix of our consumer access base from narrowband to broadband, will adversely affect our results of operations; (19) that potential regulation of Internet service providers could adversely affect our operations; (20) that we may be unable to hire and retain sufficient qualified personnel, and the loss of any of our key executive officers could adversely affect us; (21) that privacy concerns relating to our business could damage our reputation and deter current and potential users from using our services; (22) that security breaches could damage our reputation and harm our operating results; (23) that interruption or failure of our network and information systems and other technologies could impair our ability to provide our services, which could damage our reputation and harm our operating results; (24) that our business depends on effective business support systems and processes; (25) that government regulations could adversely affect our business or force us to change our business practices; (26) that our business may suffer if third parties are unable to provide services or terminate their relationships with us; (27) that we may not be able to protect our intellectual property; (28) that we may be accused of infringing upon the intellectual property rights of third parties, which is costly to defend and could limit our ability to use certain technologies in the future; (29) that if we, or other industry participants, are unable to successfully defend against legal actions, we could face substantial liabilities or suffer harm to our financial and operational prospects; (30) that we may be required to recognize additional impairment charges on our goodwill and intangible assets, which would adversely affect our results of operations and financial position; (31) that we may have exposure to greater than anticipated tax liabilities and the use of our net operating losses and certain other tax attributes could be limited in the future; (32) that our indebtedness could adversely affect our financial health and limit our ability to react to changes in our industry; (33) that we may require additional capital to support business growth, and this capital may not be available to us on acceptable terms, or at all; (34) that we may reduce, or cease payment of, quarterly cash dividends; (35) that our stock price may be volatile; and (36) that provisions of our third restated certificate of incorporation, amended and restated bylaws and other elements of our capital structure could limit our share price and delay a change of management.  These risks and uncertainties, as well as other risks and uncertainties that could cause our actual results to differ significantly from management’s expectations, are not intended to represent a complete list of all risks and uncertainties inherent in our business, and should be read in conjunction with the more detailed cautionary statements and risk factors included in our Annual Report on Form 10-K for the year ended December 31, 2010 and subsequent filings with the SEC.

EARTHLINK, INC.

Unaudited Condensed Consolidated Statements Of Operations (1)

(in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010	2011	2010	2011

Revenues	$166,789	$350,237	$622,212	$1,314,104

Operating costs and expenses:
Cost of revenues (exclusive of depreciation and amortization shown separately below)	64,600	161,079	234,633	590,486
Selling, general and administrative (exclusive of depreciation and amortization shown separately below)	50,900	110,572	178,417	406,358
Depreciation and amortization	9,738	46,747	23,390	160,083
Impairment of goodwill and intangible assets	1,711	—	1,711	—
Restructuring and acquisition-related costs (2)	19,101	7,551	22,368	32,068
Total operating costs and expenses	146,050	325,949	460,519	1,188,995

Income from operations	20,739	24,288	161,693	125,109
Interest expense and other, net	(7,740)	(16,443)	(23,409)	(70,640)
Income before income taxes	12,999	7,845	138,284	54,469
Income tax provision	(7,691)	(3,694)	(56,804)	(19,902)
Net income	$5,308	$4,151	$81,480	$34,567

Net income per share
Basic	$0.05	$0.04	$0.75	$0.32
Diluted	$0.05	$0.04	$0.74	$0.32

Weighted average common shares outstanding
Basic	108,320	106,650	108,057	108,098
Diluted	111,317	107,202	109,468	108,949

Dividends declared per share	$0.16	$0.05	$0.62	$0.20

EARTHLINK, INC.

Unaudited Condensed Consolidated Balance Sheets

(in thousands, except per share data)

	December 31,	December 31,
	2010	2011
ASSETS
Current assets:
Cash and cash equivalents	$242,952	$211,783
Marketable securities	307,814	28,606
Restricted cash	2,270	1,781
Accounts receivable, net of allowance of $1,182 and $7,323 as of December 31, 2010 and 2011, respectively	60,216	114,757
Prepaid expenses	12,161	13,163
Deferred income taxes, net	45,661	38,437
Other current assets	14,802	23,530
Total current assets	685,876	432,057
Long-term marketable securities	12,304	1,001
Property and equipment, net	241,111	389,549
Deferred income taxes, net	189,037	172,376
Goodwill	259,046	378,235
Purchased intangible assets, net	135,364	285,361
Other long-term assets	1,240	21,872
Total assets	$1,523,978	$1,680,451

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$17,272	$15,972
Accrued payroll and related expenses	18,402	28,410
Accrued interest	8,622	11,955
Other accrued liabilities	67,007	116,396
Deferred revenue	40,921	68,182
Current portion of long-term debt and capital lease obligations	243,069	1,655
Total current liabilities	395,293	242,570

Long-term debt and capital lease obligations	351,251	653,765
Other long-term liabilities	19,566	30,972
Total liabilities	766,110	927,307

Stockholders’ equity:
Convertible preferred stock, $0.01 par value, 100,000 shares authorized, 0 shares issued and outstanding as of December 31, 2010 and December 31, 2011	—	—
Common stock, $0.01 par value, 300,000 shares authorized, 191,825 and 196,202 shares issued as of December 31, 2010 and 2011, respectively, and 108,382 and 106,193 shares outstanding as of December 31, 2010 and 2011, respectively	1,918	1,962
Additional paid-in capital	2,061,555	2,071,298
Accumulated deficit	(648,235)	(613,668)
Treasury stock, at cost, 83,443 and 90,009 shares as of December 31, 2010 and 2011, respectively	(657,611)	(706,434)
Accumulated other comprehensive income (loss)	241	(14)
Total stockholders’ equity	757,868	753,144
Total liabilities and stockholders’ equity	$1,523,978	$1,680,451

EARTHLINK, INC.

Reconciliation of Net Income to Adjusted EBITDA (3)

(in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2010	2011	2010	2011

Net income	$5,308	$4,151	$81,480	$34,567
Interest expense and other, net	7,740	16,443	23,409	70,640
Income tax provision	7,691	3,694	56,804	19,902
Depreciation and amortization	9,738	46,747	23,390	160,083
Stock-based compensation expense	2,882	3,012	9,959	13,466
Impairment of goodwill and intangible assets	1,711	—	1,711	—
Restructuring and acquisition-related costs (2)	19,101	7,551	22,368	32,068
Adjusted EBITDA (3)	$54,171	$81,598	$219,121	$330,726

EARTHLINK, INC.

Reconciliation of Net Income to Operating Cash Flow (3)

(in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2010	2011	2010	2011

Net income	$5,308	$4,151	$81,480	$34,567
Interest expense and other, net	7,740	16,443	23,409	70,640
Income tax provision	7,691	3,694	56,804	19,902
Depreciation and amortization	9,738	46,747	23,390	160,083
Stock-based compensation expense	2,882	3,012	9,959	13,466
Impairment of goodwill and intangible assets	1,711	—	1,711	—
Restructuring and acquisition-related costs (2)	19,101	7,551	22,368	32,068
Purchases of property and equipment	(15,277)	(31,000)	(24,025)	(101,967)
Operating cash flow (3)	$38,894	$50,598	$195,096	$228,759

EARTHLINK, INC.

Reconciliation of Guidance Provided in Non-GAAP Measures (3)

(in millions)

Year
Ending
December 31,
2012
Net income	$3 - $10
Interest expense and other, net	64
Income tax provision	3 - 6
Depreciation and amortization	186
Stock-based compensation expense	13
Restructuring and acquisition-related costs (2)	16
Adjusted EBITDA (3)	$285 - $295

Year
Ending
December 31,
2012
Net income	$3 - $10
Interest expense and other, net	64
Income tax provision	3 - 6
Depreciation and amortization	186
Stock-based compensation expense	13
Restructuring and acquisition-related costs (2)	16
Purchases of property and equipment	(135) - (115)
Operating cash flow (3)	$150 - $180

EARTHLINK, INC.

Supplemental Financial Data

	December 31,	June 30,	September 30,	December 31,
	2010	2011	2011	2011
	(in thousands)
Balance Sheet Data
Cash and marketable securities	$563,070	$490,484	$515,310	$241,390
Debt (4)	580,791	880,591	880,591	624,800
Stockholders’ equity	757,868	760,886	762,521	753,144

Employee Data
Number of employees at end of period (5)	1,870	3,214	3,201	3,241

EARTHLINK, INC.

Business Services Operating Metrics

	December 31,	June 30,	September 30,	December 31,
	2010	2011	2011	2011

Legacy EarthLink Business Metrics (6)
Narrowband access subscribers	7,000	6,000	5,000	5,000
Broadband access subscribers	53,000	52,000	51,000	51,000
Web hosting accounts	66,000	62,000	60,000	58,000

EarthLink Business Metrics (7)
Southeast
Total fiber optic route miles	16,504	16,504	16,504	16,551
Colocations	294	296	296	299
Voice and data switches	20	20	20	21

Northeast
Total fiber optic route miles	—	12,253	12,253	12,253
Colocations	—	620	620	690
Voice and data switches	—	34	34	34

National
Colocations	424	424	424	426
Voice and data switches	—	—	1	1

Total EarthLink Business (7)
Total fiber optic route miles (8)	16,504	28,757	28,757	28,804
Colocations	718	1,340	1,340	1,415
Voice and data switches	20	54	55	56

EARTHLINK, INC.

Consumer Services Operating Metrics

	December 31,	June 30,	September 30,	December 31,
	2010	2011	2011	2011
Consumer Subscriber Detail
Narrowband access subscribers	932,000	826,000	780,000	741,000
Broadband access subscribers	704,000	652,000	630,000	609,000
Total consumer subscribers	1,636,000	1,478,000	1,410,000	1,350,000

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010	2011	2010	2011
Consumer Subscriber Activity
Subscribers at beginning of period	1,715,000	1,410,000	2,029,000	1,636,000
Gross organic subscriber additions	59,000	48,000	265,000	184,000
Churn	(138,000)	(108,000)	(658,000)	(470,000)
Subscribers at end of period	1,636,000	1,350,000	1,636,000	1,350,000

Consumer Metrics
Average subscribers (9)	1,675,000	1,379,000	1,817,000	1,484,000
ARPU (10)	$21.10	$21.20	$21.16	$21.10
Churn rate (11)	2.8%	2.6%	3.0%	2.6%

EARTHLINK, INC.

Supplemental Schedule of Segment Information (12)

(in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010	2011	2010	2011
Business Services
Revenues	$60,737	$262,530	$160,764	$938,259
Cost of revenues	31,100	133,679	90,677	473,004
Gross margin	29,637	128,851	70,087	465,255
Segment operating expenses	19,821	84,645	50,096	299,129
Segment income from operations	$9,816	$44,206	$19,991	$166,126

Consumer Services
Revenues	$106,052	$87,707	$461,448	$375,845
Cost of revenues	33,500	27,400	143,956	117,482
Gross margin	72,552	60,307	317,492	258,363
Segment operating expenses	21,382	16,935	87,660	70,812
Segment income from operations	$51,170	$43,372	$229,832	$187,551

Consolidated
Revenues	$166,789	$350,237	$622,212	$1,314,104
Cost of revenues	64,600	161,079	234,633	590,486
Gross margin	102,189	189,158	387,579	723,618
Direct segment operating expenses	41,203	101,580	137,756	369,941
Segment income from operations	60,986	87,578	249,823	353,677
Stock-based compensation expense	2,882	3,012	9,959	13,466
Depreciation and amortization	9,738	46,747	23,390	160,083
Impairment of goodwill and intangible assets	1,711	—	1,711	—
Restructuring and acquisition-related costs (2)	19,101	7,551	22,368	32,068
Other operating expenses	6,815	5,980	30,702	22,951
Income from operations	$20,739	$24,288	$161,693	$125,109

EARTHLINK, INC.

Supplemental Schedule of Revenue Detail

(in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2010	2011	2010	2011
	(in thousands)
Business Services
Retail services	$38,995	$214,409	$88,739	$760,158
Wholesale services	11,875	37,740	36,792	136,224
Other	9,867	10,381	35,233	41,877
Total revenues	60,737	262,530	160,764	938,259

Consumer Services
Access services	92,025	74,618	403,174	323,998
Value-added services	14,027	13,089	58,274	51,847
Total revenues	106,052	87,707	461,448	375,845

Total Revenues	$166,789	$350,237	$622,212	$1,314,104

EARTHLINK, INC.

Footnotes to Consolidated Financial Highlights

1.

On December 8, 2010, EarthLink completed its acquisition of ITC^DeltaCom, a provider of integrated communications services to customers in the southeastern U.S. On April 1, 2011, EarthLink completed its acquisition of One Communications, a privately-held, multi-regional integrated telecommunications solutions provider serving customers in the Northeast, Mid-Atlantic and Upper Midwest. The results of operations of ITC^DeltaCom and One Communications have been included in EarthLink’s consolidated financial statements since the respective acquisition dates.

2.	Restructuring and acquisition-related costs consisted of the following for the periods presented (in thousands):

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2010	2011	2010	2011
Transaction-related costs	$8,164	$889	$10,164	$5,756
Costs to settle postcombination stock awards	5,742	—	5,742	—
Severance and retention	5,047	2,852	5,047	16,460
Facility-related costs	—	842	—	5,530
Integration-related costs	—	3,210	—	4,044
Acquisition-related costs	18,953	7,793	20,953	31,790
Facility exit and restructuring costs	148	(242)	1,415	278
Total restructuring and acquisition-related	$19,101	$7,551	$22,368	$32,068

Acquisition-related costs consist of external costs directly related to EarthLink’s acquisitions, such as advisory, legal, accounting, valuation and other professional fees; employee severance and retention costs; costs to settle stock-based awards attributable to postcombination service; facility-related costs, such as lease termination and asset impairments; and integration-related costs, such as system conversion, rebranding costs and integration related consulting and employee costs.

Facility exit and restructuring costs consist of costs incurred for EarthLink’s restructuring plans. In August 2007, EarthLink adopted a restructuring plan (the “2007 Plan”) to reduce costs and improve the efficiency of the Company’s operations. The 2007 Plan was the result of a comprehensive review of operations within and across the Company’s functions and businesses. Under the 2007 Plan, the Company reduced its workforce by approximately 900 employees, closed office facilities in Orlando, Florida; Knoxville, Tennessee; Harrisburg, Pennsylvania; and San Francisco, California and consolidated its office facilities in Atlanta, Georgia and Pasadena, California. The 2007 Plan was primarily implemented during 2007 and 2008. However, there have been and may continue to be changes in estimates to amounts previously recorded.

3.

Adjusted EBITDA is defined as net income before interest expense and other, net, income taxes, depreciation and amortization, stock-based compensation, impairment of goodwill and intangible assets, and restructuring and acquisition-related costs. Operating cash flow is defined as net income before interest expense and other, net, income taxes, depreciation and amortization, stock-based compensation, impairment of goodwill and intangible assets, and restructuring and acquisition-related costs, less purchases cash used for purchases property and equipment.

Adjusted EBITDA and operating cash flow are non-GAAP measures and are not determined in accordance with U.S. generally accepted accounting principles. These financial performance measures are not indicative of cash provided or used by operating activities and may differ from comparable information provided by other companies, and they should not be considered in isolation, as an alternative to, or more meaningful than measures of financial performance determined in accordance with U.S. generally accepted accounting principles. These financial performance measures are commonly used in the industry and are presented because EarthLink believes they provide relevant and useful information to investors. EarthLink utilizes these financial performance measures to assess its ability to meet future capital expenditures and working capital requirements. EarthLink also uses these financial performance measures to evaluate the performance of its business, for budget planning purposes and as factors in its employee compensation programs. Management believes that excluding the effects of the items noted above enables investors to better understand and analyze the current period’s results and provides a better measure of comparability.

4.

Debt represents the principal amount of EarthLink’s Senior Secured Notes, EarthLink’s Convertible Senior Notes and ITC^DeltaCom’s Senior Secured Notes. Below is a summary of the carrying amount of EarthLink’s debt (in thousands):

	Dec. 31,	June 30,	Sept. 30,	Dec. 31,
	2010	2011	2011	2011
EarthLink’s Senior Notes - Principal	—	300,000	300,000	300,000
EarthLink’s Senior Notes - Discount	—	(10,226)	(10,005)	(9,779)
EarthLink’s Convertible Senior Notes - Principal	255,791	255,791	255,791	—
EarthLink’s Convertible Senior Notes - Discount	(12,722)	(5,490)	(1,744)	—
ITC^DeltaCom’s Senior Secured Notes - Principal	325,000	324,800	324,800	324,800
ITC^DeltaCom’s Senior Secured Notes - Premium	26,251	24,189	23,143	22,056
Carrying amount of debt	594,320	889,064	891,985	637,077

5.	Represents full-time equivalents.

6.	Legacy EarthLink business metrics consist of metrics related to services in EarthLink’s Business Services segment prior to the acquisitions of ITC^DeltaCom and One Communications.

7.	EarthLink Business metrics consist of metrics related to the acquired New Edge Networks, ITC^DeltaCom and One Communications businesses, which is included in the Business Services segment.

8.	includes 3,945 marketed and managed route miles. The remaining route miles are owned or obtained through indefeasible rights to use (IRU).

9.

Average subscribers for the three month periods is calculated by averaging the ending monthly subscribers or accounts for the four months preceding and including the end of the period. Average subscribers for the twelve month periods is calculated by averaging the ending monthly subscribers or accounts for the thirteen months preceding and including the end of the period.

10.

ARPU represents the average monthly revenue per user (subscriber). ARPU is computed by dividing average monthly revenue for the period by the average number of subscribers for the period. Average monthly revenue used to calculate ARPU includes recurring service revenue as well as nonrecurring revenues associated with equipment and other one-time charges associated with initiating or discontinuing services.

11.

Churn rate is used to measure the rate at which subscribers discontinue service on a voluntary or involuntary basis.  Churn rate is computed by dividing the average monthly number of subscribers that discontinued service during the period by the average subscribers for the period.

12.

The Company reports segment information along the same lines that its chief executive officer reviews its operating results in assessing performance and allocating resources. The Company operates two reportable segments, Business Services and Consumer Services. The Company’s Business Services segment earns revenue by providing a broad range of data, voice, managed IT and equipment services to businesses, enterprise organizations and communications carriers. The Company presents its Business Services revenue in the following three categories: (1) retail services, which includes data, voice and managed IT services provided to businesses and enterprise organizations; (2) wholesale services, which includes the sale of transmission capacity to other telecommunications carriers; and (3) other services, which includes the sale of customer premises equipment and web hosting. The Company’s Consumer Services segment earns revenue by providing nationwide Internet access and related value-added services.

EarthLink evaluates performance of its operating segments based on segment income from operations. Segment income from operations includes revenues from external customers, related cost of revenues and operating expenses directly attributable to the segment, which include expenses over which segment managers have direct discretionary control, such as advertising and marketing programs, customer support expenses, site operations expenses, product development expenses, certain technology and facilities expenses, billing operation and provisions for doubtful accounts. Segment income from operations excludes other income and expense items and certain expenses that segment managers do not have discretionary control over. Costs excluded from segment income from operations include various corporate expenses (consisting of certain costs such as corporate management, human resources, finance and legal), depreciation and amortization, stock- based compensation expense, impairment of goodwill and intangible assets and restructuring and acquisition-related costs, as they are not evaluated in the measurement of segment performance.